UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2016

TELKONET, INC.

(Exact name of registrant as specified in its charter)

Utah	000-31972	87-0627421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20800 Swenson Drive, Suite 175 Waukesha, Wisconsin	53186
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 223-0473

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into Material Definitive Agreement.

Effective as of October 27, 2016, Telkonet, Inc. (the “Company”) and its wholly owned subsidiary, EthoStream LLC, as co-borrowers (collectively, the “Borrowers”), entered into a Second Amendment to the Loan and Security Agreement (the “Amendment”) with Heritage Bank of Commerce, a California state chartered bank (the “Bank”). The Company and the Bank are parties to a certain Loan and Security Agreement (the “Loan Agreement”) dated as of September 30, 2014 referenced in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 2, 2014.

The Amendment requires that any wire transfer of funds, check or other item of payment received by the Bank shall be immediately applied to conditionally reduce obligations. The Amendment also redefines the 2016 EBITDA levels required to be achieved by the Company each remaining fiscal quarter. All other terms of the Loan Agreement remain in full force and effect.

The foregoing description of the Amendment is not complete and is in all respects subject to the actual provisions of the Amendment, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibit.

Exhibit No.	Description

10.1	Second Amendment to Loan and Security Agreement entered into as of October 27, 2016, among Telkonet, Inc., EthoStream LLC and Heritage Bank of Commerce.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2016	TELKONET, INC.

By: /s/ Jason Tienor
Jason Tienor Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Loan and Security Agreement entered into as of October 27, 2016, among Telkonet, Inc., EthoStream LLC and Heritage Bank of Commerce.

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